UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2008

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2008, Knology, Inc. ("Knology") closed its previously-announced acquisition of Graceba Total Communications, Inc. ("Graceba"), pursuant to the Share Purchase Agreement by and among Knology, Knology of Alabama, Inc., a wholly-owned subsidiary of Knology, Graceba and C. Christopher Dupree ("Shareholder"), the sole shareholder of Graceba, dated as of November 2, 2007 (the "Agreement"). Under the terms of the Agreement, Knology of Alabama, Inc. purchased all the outstanding securities of Graceba from Shareholder, and Graceba has become a wholly-owned subsidiary of Knology of Alabama, Inc. Graceba is a voice, video and high-speed internet broadband services provider to residential and business customers in Dothan, Alabama.

Knology paid total consideration of $75 million for Graceba, of which $3 million was placed into an escrow account to settle any shortfall in Graceba’s net working capital and to settle certain claims for indemnification for which Shareholder has agreed to indemnify Knology. The transaction was funded with the payment of $16 million of cash on hand and the proceeds of a $59 million incremental term loan facility under Knology’s existing credit facility, as described below in Item 2.03.

The news release issued by Knology announcing the completion of the acquisition is included as Exhibit 99.1 to this report and is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2008, Knology entered into the First Amendment (the "First Amendment") to the Amended and Restated Credit Agreement, dated March 14, 2007 (the "Credit Agreement"), by and among Knology, Inc., the Lenders and Issuers party thereto (as defined therein), Credit Suisse, as Administrative Agent and Collateral Agent, Jefferies & Company, Inc., as Syndication Agent, Royal Bank of Canada and CIT Lending Services Corporation, as Co-Documentation Agents, and Credit Suisse Securities (USA) LLC, as Sole Bookrunner and Sole Lead Arranger. Pursuant to the terms of the Credit Agreement, as amended by the First Amendment, certain lenders have provided Knology with an incremental term loan facility in the aggregate principal amount of $59,000,000. The incremental loan facility bears interest at LIBOR plus 2.75% and provides for 1% principal amortization annually with the balance due on the maturity date of the Credit Agreement of June 30, 2012. Pursuant to an interest rate hedging agreement, Knology has fixed LIBOR for the incremental facility at 3.995%. The incremental term loan will rank on a pari passu basis with Knology’s existing term loan and will have the same maturity date and amortization schedule as the existing term loan.

Item 9.01 Financial Statements and Exhibits.

d) Exhibit - Press Release date January 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

January 8, 2008	By:	/s/ Chad S. Wachter

Name: Chad S. Wachter
Title: General Counsel, Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 4, 2008